Exhibit 99.1

 CLS Holdings Reports Fiscal Year End 2020 Financial Results

Revenues increased by 41%

Gross profit increased by 16%

LAS VEGAS, NV / ACCESSWIRE / August 31, 2020 / CLS Holdings USA, Inc. (OTCQB: CLSH, CSE: CLSH) (“CLS” or the ‘‘Company’’), a diversified cannabis company operating as Cannabis Life Sciences, today announced its financial results for the fiscal year ended May 31, 2020.

Key Fiscal Year End 2020 Financial Accomplishments and Operational Highlights:

●	Total revenues were $11,917,629 rising from $8,459,048 reported for fiscal year 2019
●	Gross margin expanded 16% to 50% as compared to 43% in fiscal year 2019
●	The total number of customers served increased 70.48% from 134,009 in fiscal year 2019 to 228,458
●	Our new production lab was completed and put into service in April 2020

“I am so proud of the achievements made over the course of our fiscal year. We have implemented some meaningful operational changes, added some terrific talent to the organization, completed two renovations and expansions of the dispensary and completed our state of the art production facility. In spite of the competitive landscape in Nevada we were able to grow revenue and increase our gross profit margins. Our “People Power Profits” mantra is paying dividends and I am proud that all our employees have been provided a safe working environment during these challenging times. We are a local company who will continue to provide our community with a robust menu of safe cannabis products at fair price points. I am also thrilled to see the momentum that has been built in the first quarter of our fiscal year and it is showing with some very impressive revenue growth.

Our marketing and production  teams have worked tirelessly in the past 4 months revamping all aspects of the City Trees brand. The launch of this new environmentally friendly and sustainable line of packaged products will be available to the public beginning 9/1.

We are poised to experience another year of substantial growth from our platform and look forward to sharing our achievements.”

Andrew Glashow - President/COO

“In my many years in various businesses I have never encountered such a challenging environment. To witness growth under conditions which forced us to change our business model twice in the course of a 3 month period and come out stronger is a testament to the 80+ people who work for this amazing company. I could not be more proud.”

Jeff Binder - Chairman/CEO

Fiscal Year End 2020 Results

Total revenues were $11,917,629, a 41% increase compared to $8,459,048 reported in fiscal year 2019.  This increase reflects record growth in sales at our Oasis dispensary despite a brief downturn in sales at the beginning of the COVID-19 pandemic. Implementation of robust health and safety measures and swift adaptation to expanded delivery and curbside sales contributed to our ability to achieve record net revenue growth in an otherwise uncertain environment. We also completed two renovations and expansions to the dispensary prior to this required adaptation that have improved customer experience in our storefront, and allowed us to remain agile in our ever-evolving marketplace. Our continued improvements in inventory purchasing and implementation of new processes also led to a 16% expansion in gross margin to 50% in fiscal year 2020 from 43% in the prior fiscal year. Improvements to our  manufacturing division have also been successfully implemented, marked by the completion of an expansive innovation and extraction lab at City Trees in April 2020. Coupled with a shift to more sustainable packaging and new design criteria for the brand, these improvements have set up our Nevada subsidiaries for continued success going forward.

Selling, general and administrative expenses (“SG&A”) totaled $8,776,876 as compared with $26,472,057 in the prior fiscal year.  SG&A in fiscal year 2019 included $15,857,068 in one-time costs associated with the acquisition of our Oasis dispensary and City Trees production operation, which expenses were not incurred in fiscal year 2020.  SG&A in fiscal year 2020 also declined as we successfully trimmed professional fees and other parent company costs, and in general streamlined our operations.

During the fiscal year 2020, we incurred a large non-cash impairment charge on goodwill as a result of the decline in our stock price.  Because our stock price provides a basis for our enterprise value, this decline meant that we were required to write-down the value of this intangible asset by $25,185,003, a one-time write-down that has not occurred in prior fiscal years. This devaluation is not reflective of any tangible loss of assets, and our working capital remains sound. This decline in share price will not significantly impact our current or upcoming projects.

As a result of this large non-cash impairment charge in fiscal year 2020, our net loss was $30,657,973 compared to a net loss of $27,619,057 in the prior fiscal year.  Excluding this one time non-cash impairment charge, our net loss for fiscal year 2020 would have been $5,472,970, an improvement of $22,146,087, or 80.18% compared to our fiscal year 2019 net loss.

Adjusted EBITDA totaled ($2,082,338) as compared to ($22,882,678) in the prior fiscal year. (Adjusted EBITDA excludes certain items as outlined in Table 1, Reconciliation of Net Income to EBITDA and Adjusted EBITDA.)

About CLS Holdings USA, Inc.

CLS Holdings USA, Inc. (CLSH) is a diversified cannabis company that acts as an integrated cannabis producer and retailer through its Oasis Cannabis subsidiaries in Nevada and plans to expand to other states. CLS stands for ‘‘Cannabis Life Sciences,’’ in recognition of the Company’s patented proprietary method of extracting various cannabinoids from the marijuana plant and converting them into products with a higher level of quality and consistency. The Company’s business model includes licensing operations, processing operations, processing facilities, sale of products, brand creation and consulting services.

http://www.clsholdingsinc.com

Twitter: @CLSHusa

About Oasis Cannabis

Oasis Cannabis has operated a cannabis dispensary in the Las Vegas market since dispensaries first opened in Nevada in 2015 and has been recognized as one of the top marijuana retailers in the state. Its location within walking distance to the Las Vegas Strip and Downtown Las Vegas in combination with its delivery service to residents allows it to efficiently serve both locals and tourists in the Las Vegas area. In February 2019, it was named ‘‘Best Dispensary for Pot Pros’’ by Desert Companion Magazine. In August 2017, the company commenced wholesale offerings of cannabis in Nevada with the launch of its City Trees brand of cannabis concentrates and cannabis-infused products.

http://oasiscannabis.com

About City Trees

Founded in 2017, City Trees is a Nevada-based cannabis cultivation, production and distribution company. Offering a wide variety of products with consistent results, City Trees is one the fastest growing wholesale companies in the industry. Its products are now available at 44 dispensaries.

https://citytrees.com

Forward Looking Statements

This press release contains certain ‘‘forward-looking information’’ within the meaning of applicable Canadian securities legislation and ‘‘forward-looking statements’’ as that term is defined in the Private Securities Litigation Reform Act of 1995 (collectively, the ‘‘forward-looking statements’’). These statements relate to anticipated future events, future results of operations or future financial performance, and anticipated growth. In some cases, you can identify forward looking statements by terminology such as ‘‘may,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ ‘‘intends,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘goals,’’ ‘‘projects,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘predicts,’’ ‘‘potential,’’ or ‘‘continue’’ or the negative of these terms or other comparable terminology. These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.  We cannot guarantee future results, levels of activity or performance and we cannot guaranty that the proposed transactions described in this press release will occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered together with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. See CLS Holdings USA filings with the SEC and on its SEDAR profile at www.sedar.com for additional details.

Contact Information

Corporate:

Chairman/ CEO

Jeff Binder

President/COO

Andrew Glashow

info@clsholdingsinc.com

888-438-9132

TABLE 1

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

In this earnings release, reference is made to Adjusted EBITDA as a non-GAAP financial measure.

CLS believes that this non-GAAP measure represents important internal measures of performance. Accordingly, where provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of CLS, its financial condition, results of operations and cash flow.

CLS measures Adjusted EBITDA as net profit or loss before interest, taxes, depreciation, amortization, and one-time charges (“Adjusted EBITDA”). The following table reconciles the most directly comparable GAAP measure of Net (Loss) Income to Adjusted EBITDA for the twelve months ended May 31, 2020 and 2019, respectively:

(in millions)
	FYE 2020	FYE 2019	$ Change	% Change
Net (Loss) Income	$-30.658	$-27.619	$-3.039	-11.0%
Depreciation and amortization	0.45	0.288	0.162	56.3%
Interest expense	2.941	4.448	-1.507	-33.9%
Income Taxes	-	-	-	-
EBITDA	-27.267	-22.883	-4.384	-19.2%
Impairment of Goodwill	25.185	-	25.185	100.0%
Adjusted EBITDA	$-2.082	$-22.883	$20.801	90.9%